[LOGO]                                                      EMPLOYMENT AGREEMENT

ARROW ELECTRONICS, INC.                    Position: VP, Semiconductor Marketing
25 Hub Drive                               Start Date: 04/01/93
Melville, NY 11747                         End Date: 03/31/94

EMPLOYEE NAME: Jan Salsgiver
Address: 250 E. 87th Street, Apt 29D
         New York, NY  10128


YOU HAVE PROVEN TO BE A VALUABLE MEMBER OF ARROW'S MANAGEMENT AND A SIGNIFICANT CONTRIBUTOR TO ARROWS SUCCESS. AS A RESULT, ARROW WISHES TO PROVIDE FOR YOUR CONTINUED EMPLOYMENT UNDER THE TERMS OF THIS AGREEMENT AND YOU WISH TO ACCEPT THE SAME.

1. EMPLOYMENT PERIOD. You will be employed by Arrow for the period beginning with the Start Date set forth above and ending with the End Date set forth above (the "Employment Period"). From and after the End Date, this agreement and the Employment Period will continue from month to month for 90 days and may only be terminated by you or Arrow giving the other at least thirty days' prior written notice. On the 91st day after the End date, this agreement will be of no further force or effect (except for those provisions which, by their terms, survive termination) and your employment will be subject only to the terms and conditions of Arrow's Employee Handbook.

2. POSITION. You shall initially be employed in the position set forth above, with the duties and responsibilities customarily associated with that position. From time to time Arrow may determine that it is in Arrow's best interest to add to, subtract from, or otherwise change your duties and responsibilities, or change or eliminate your title. If you do not wish to accept any such modification, and Arrow does not elect to continue you in your existing position, you may terminate the Employment Period by giving Arrow at least 60 days prior written notice.

3. BEST EFFORTS. You shall devote all of your business time and attention to your duties as an employee of Arrow. You shall use your best efforts, energies, and skills to advance the business of Arrow, to further and improve its relations with suppliers, customers and others, and to keep available to Arrow the services of its employees. You shall perform your duties in compliance with all laws and Arrow's ethical standards.

4. COMPENSATION. Your compensation will be pursuant to Arrow's standard programs in effect from time to time. Arrow reserves the right, however, its sole discretion, to impose employee furlough, salary reduction, and similar cost reduction programs which reduce your targeted cash compensation by an amount not to exceed 15% (provided that any such program is not discriminatory and treats you the same as other Arrow employees holding similar positions). You shall be eligible to participate in any and all employee benefit plans made available from time to time to Arrow employees generally.

5. REASONS FOR TERMINATION. The Employment Period shall terminate before the End Date only if one of the following occurs: (a) your death, disability, or legal incompetence; (b) the issuance by Arrow of a notice terminating your employment "for cause", (which, for these purposes, means breach of any term of this agreement or any other duty to Arrow, dishonesty, fraud, or failures to abide by the published ethical standards, conflict of interest, or other policies of Arrow, but does not mean simply a failure to attain financial targets); or (c) the passage of 60 days following ARROW's receipt of notice from you terminating your employment because you do not agree to specific changes in your duties and responsibilities (if, during such period of 60 days, Arrow has not elected to continue you in your current position).

6. EXTENDED PERIOD. In order to protect Arrow from undue harm and disruption to its business, and to provide adequate time for Arrow to arrange for your replacement and the orderly transfer of your responsibilities, you grant to Arrow the right and option to continue your employment for a period of up to 6 months following the termination of the Employment Period (the "Extended Period"), except in the case of termination of the Employment Period in accordance with clause (c) of paragraph 5 above. During the Extended Period the terms of this agreement shall remain in full force, and Arrow shall pay you your base salary, auto allowance, and two-thirds of your targeted incentive compensation (all prorated appropriately) and shall extend to you all of the benefits provided by Arrow to employees generally. In order to exercise such right and option, Arrow must give you notice of its intention to do so, including notice of the length of the Extended Period, within 15 days of Arrow's receipt of notice from you terminating any month-to-month continuation of the Employment Period.

7. CONFIDENTIAL INFORMATION. During the course of your employment, you will learn various Arrow proprietary or confidential information (including the identity of customers and employees; marketing information and strategies; sales training techniques and programs; acquisition and divestiture opportunities and discussions; and data processing and management information systems, programs, and practices). You shall use such information only in connection with the performance of your duties to Arrow and agree not to copy, disclose, or otherwise use such information or contest its confidential or proprietary nature. You agree to return any and all written documents containing such information to Arrow upon termination of your employment.

8. NO HIRING. During your employment and for 12 months thereafter, you agree not to employ or retain, have any other person or firm employ or retain, or otherwise participate in the employment or retention of, any person who was an employee or consultant of Arrow at any time during the 12 months preceding such employment or retention.

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9.  NON-COMPETITION.  In the event that (a) Arrow terminates your employment for cause or (b) you sever your relationship with Arrow prior to the end of the Employment Period or any Extended Period for a reason other than an unacceptable change of responsibilities, you agree that for a period of 12 months after such termination or severance you will not, in any market in which you were employed or for which you were responsible during the 12 months prior to your termination, be employed by, own, manage, operate, or control, or participate, directly or indirectly, in the ownership, management, operation, or control of, or be connected with (whether as a director, officer, employee, partner, consultant, or otherwise), any business which competes with Arrow in the distribution of electronic parts, components, or systems. This provision does not apply in the event of any other termination of this agreement.

10. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. You acknowledge that Arrow will be irreparably damaged if the provisions of this agreement are not specifically enforced, that monetary damages will not provide an adequate remedy to Arrow, and that Arrow is entitled to an injunction (preliminary, temporary, or final) restraining any violation of this agreement (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies are not exclusive and shall be in addition to any other remedy which Arrow may have.

11. SEVERABILITY AND REFORMATION. The provisions of paragraph 7 through 10 of this agreement constitute independent and separable covenants which shall survive termination or expiration of the Employment Period and any Extended Period. Any paragraph, phrase, or other provision of this agreement that is determined by a court of competent jurisdiction to be overly broad in scope, duration, or area of applicability or in conflict with any applicable statute or rule shall be deemed, if possible, to be modified or altered so that it is not overly broad or in conflict or, if not possible, to be omitted from this agreement. The invalidity of any portion hereof shall not affect the validity of the remaining portions.

12. GENERAL. This agreement, together with the agreement the form of which Arrow's Board of Directors approved as of February 26, 1988, constitutes our full understanding relating to your employment with Arrow. This agreement is made in, governed by, and is to be construed and enforced in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law. You agree that any legal action or proceeding brought by you under or in connection with this agreement into your employment shall be initiated and maintained only in a state or federal court in Nassau or Suffolk County, New York. In the event of a conflict between the terms hereof and the provisions of Arrow's Employee Handbook, the terms hereof shall control; otherwise, the provisions of the Employee Handbook shall remain applicable to your employment relationship. This agreement may not be superseded, amended, or modified except in a writing signed by both parties.






IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT THIS
17th day of March, 1993

/s/ Jan M. Salsgiver
- ---------------------------------------------
Employee


ARROW ELECTRONICS, INC.



By: /s/ Stephen P. Kaufman
    ----------------------------------
Stephen P. Kaufman, President